Exhibit 3

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                  Delivered 02:01 PM 12/28/2009
                                                    FILED 02:01 PM 12/28/2009
                                                   SRV 091140087 - 4008404 FILE


                            CERTIFICATE OF AMENDMENT

                                        OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              AQUACELL WATER, INC.


                         Pursuant to Section 242 of the
                      General Corporation Law of Delaware


     The undersigned Secretary of Aquacell Water, Inc. ("Corporation") DOES HEREBY CERTIFY:

     FIRST: The name of the Corporation is Aquacell Water, Inc.

     SECOND: The Restated Certificate of Incorporation of the Corporation, Article numbered "FIRST", is hereby amended and shall read as follows:

          "The name of this Corporation shall be BELIEVING TODAY, INC."

     THIRD: The Restated Certificate of Incorporation of the Corporation, Article numbered "FOURTH" is hereby amended and shall read as follows:

        "The total number of shares of stock which this corporation is authorized to issue is:
            400,000,000 shares of common stock at $.001 par value
             20,000,000 shares of preferred stock at $.001 par value

        The powers, preferences and rights and the qualifications, limitations or restrictions thereof shall be determined by the Board of Directors."

     FOURTH: The foregoing Amendment to the Restated Certificate of Incorporation were duly approved by the Corporation's Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and thereafter were duly adopted by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon.

     IN WITNESS WHEREOF, I have executed this Certificate of Amendment this 8th day of December 2009.

                                       /s/ Karen B. Laustsen
                                      ___________________________________
                                           Karen B. Laustsen, Secretary